Exhibit 99.1

ChannelAdvisor Announces Fourth Quarter and Full Year 2014 Financial Results
Fourth quarter total revenue of $23.8 million increases 16 percent year-over-year
Fourth quarter core revenue of $23.5 million increases 17 percent year-over-year

Research Triangle Park, NC - February 5, 2015 - ChannelAdvisor Corporation (NYSE: ECOM), a leading provider of cloud-based e-commerce solutions that enable retailers and manufacturers to increase global sales, today announced its financial results for the fourth quarter and full year ended December 31, 2014.

“Despite a difficult fourth quarter, we remain confident in our growth prospects as our technology continues to provide significant value to online sellers who seek to scale their e-commerce operations," said Scot Wingo, CEO of ChannelAdvisor. "To address some of the challenges we faced in the fourth quarter, we have already implemented policy changes as well as initiatives to increase customer retention. We believe we can continue to deliver strong growth that exceeds 20% over the longer-term. However, it will take time for us to determine if the industry shift in gross merchandise value to larger retailers that we saw in the fourth quarter is a temporary or ongoing phenomenon. As such, our growth expectations for 2015 are below our longer-term potential. Despite this, we continue to anticipate making significant progress in realizing the leverage in our operating model through improvements in our adjusted EBITDA margins, as we make progress toward our ultimate goal of profitable growth.”

Fourth Quarter 2014 Financial Results

•	Total revenue of $23.8 million for the fourth quarter of 2014 increased 16 percent compared with total revenue of $20.5 million in the fourth quarter of 2013.

•
Core revenue increased by 17 percent to $23.5 million from $20.1 million in the fourth quarter of 2013. The company’s method for calculating this and other key operating metrics that it reports is included later in this press release.

•
GAAP net loss was $(6.5) million compared with net loss of $(8.6) million in the fourth quarter of 2013. GAAP net loss per share was $(0.26), based on 24.9 million weighted average shares outstanding, compared with net loss per share of $(0.38), based on 22.7 million weighted average shares outstanding in the year-ago period.

•
Non-GAAP net loss, which excludes the impact of non-cash stock-based compensation expense, acquisition-related costs (2014) and loss on extinguishment of debt (2013), was $(3.4) million compared with non-GAAP net loss of $(4.8) million for the fourth quarter of 2013. Non-GAAP net loss per share was $(0.14) for the fourth quarter of 2014, based on 24.9 million weighted average shares outstanding, compared with non-GAAP net loss per share of $(0.21) for the fourth quarter of 2013, based on 22.7 million weighted average diluted shares outstanding.

•
Adjusted EBITDA, a non-GAAP measure, was $(1.5) million for the fourth quarter of 2014 compared with $(3.2) million for the fourth quarter of 2013. Adjusted EBITDA excludes depreciation, amortization, income tax, interest, stock-based compensation expenses and acquisition-related costs, as well as loss on extinguishment of debt.

•	Cash at quarter end totaled $68.4 million, compared with $82.3 million at the end of the third quarter of 2014.

Full Year 2014 Financial Results

•	Total revenue of $84.9 million for the year increased 25 percent compared with total revenue of $68.0 million in 2013.

•	Core revenue increased by 26 percent to $83.6 million from $66.2 million in 2013.

•
GAAP net loss was $(34.5) million compared with a net loss of $(20.6) million in the year ended 2013. GAAP net loss per share was $(1.40), based on 24.6 million weighted average shares outstanding, compared with a net loss per share of $(1.51), based on 13.7 million weighted average shares outstanding in the year-ago period.

•
Non-GAAP net loss was $(26.0) million compared with a non-GAAP net loss of $(15.4) million for the year ended 2013. Non-GAAP net loss per share was $(1.06) for 2014, based on 24.6 million weighted average shares outstanding, compared with a non-GAAP net loss per share of $(0.80) for 2013, based on 19.2 million weighted average shares outstanding. Per share figures for 2013 assume that the company’s pre-IPO preferred stock was converted to common stock at the beginning of the year.

•	Adjusted EBITDA was $(19.5) million in 2014 compared with $(8.5) million in 2013.

Recent Business Highlights

•
Added 60 net core customers in the fourth quarter. Total core customer count was 2,841 at the end of the fourth quarter, an increase of 17 percent from 2,429 core customers at the end of the fourth quarter of 2013.

Exhibit 99.1

•
Average revenue per core customer, calculated on a trailing twelve-month basis, increased 2 percent to $31,400 at the end of the fourth quarter, compared with $30,670 at the end of the fourth quarter of 2013.

•	Fixed subscription fees were 74 percent of total revenue and variable subscription fees were 26 percent of total revenue for 2014. This compares to 67 percent and 33 percent, respectively, for 2013.

•	Subscription dollar retention rate, the primary metric that we use to measure customer retention, exceeded 100 percent for the quarter, consistent with prior periods.

•	Processed $5.7 billion in total gross merchandise value in 2014, an increase of 30 percent from 2013.

•
Added new top-tier customers including Dune Group Limited, HARMAN, JML, Lids Sports Group, Otter Products, LLC, Panasonic Consumer Electrics Company, SHOP.COM powered by Market America and The British Museum Company.

•	Announced the availability of Jet.com through the ChannelAdvisor platform.

•	Participated in several industry conferences including SEMA in Last Vegas, Internet Retailing Conference in London, eCommerce Expo in London and NEOCOM in Dusseldorf.

•	Added Houzz to the ChannelAdvisor Social Commerce Suite.

•	Honored with the 2014 NCTA Best Use of Technology for E-Commerce Award.

•	Launched ChannelAdvisor for Brands.

•	Announced the promotions of Mike Shapaker to Vice President of Brands and Manufacturers and Josh Christie to Vice President of Engineering.

•	Announced Catalyst Americas 2015 Agenda.

Business Outlook
Based on information available as of today, ChannelAdvisor is issuing the following guidance for the first quarter and full year of 2015:

First Quarter 2015

•	Total revenue between $21.4 million and $21.8 million.

•	Adjusted EBITDA between $(7.5) million and $(6.5) million.

•	Stock-based compensation expense between $2.8 million and $3.2 million.

•	25.0 million weighted average shares outstanding.

Full Year 2015

•	Total revenue between $94.0 million and $97.0 million.

•	Adjusted EBITDA between $(18.0) million and $(14.0) million.

•	Stock-based compensation expense between $12.0 million and $14.0 million.

•	25.2 million weighted average shares outstanding.
Conference Call Information

What:	ChannelAdvisor fourth quarter and full year 2014 financial results conference call
When:	Thursday, February 5, 2015
Time:	4:30 p.m. ET
Live Call:	(866) 700-6293, Passcode 91361433, Domestic
(617) 213-8835, Passcode 91361433, International
Webcast:	http://ir.channeladvisor.com (live and replay)
Key Operating Metrics
Core revenue excludes revenue attributable to the products from two small legacy acquisitions, both of which occurred prior to 2008, which we do not consider to be a core part of our strategic focus going forward.
Number of core customers includes all customers who subscribe to at least one of our solutions other than the non-core, legacy products.

Exhibit 99.1

Average revenue per core customer is total core revenue divided by the average monthly number of core customers during the period.
Subscription dollar retention rate is calculated for a particular period by establishing the cohort of core customers that had active contracts as of the end of the prior period. We then calculate our subscription dollar retention rate by taking the amount of fixed subscription revenue we recognized for the cohort in the period for which we are reporting the rate and dividing it by the fixed subscription revenue we recognized for the same cohort in the prior period. For this purpose, we do not include any non-core revenue, any variable subscription fees paid by our customers or any implementation fees.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: core revenue, non-GAAP net loss, non-GAAP net loss per share and adjusted EBITDA.
ChannelAdvisor believes that these non-GAAP measures of financial results provide useful information to management and investors relating to ChannelAdvisor’s financial condition and results of operations. The company’s management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.
Management of the company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents non-GAAP financial measures together with GAAP results. Non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. ChannelAdvisor urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business. In addition, other companies, including companies in our industry, may calculate similarly named non-GAAP measures differently than we do, which limits their usefulness in comparing our financial results with theirs. With respect to our expectations under "Business Outlook" above, reconciliation of non-GAAP Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
About ChannelAdvisor
ChannelAdvisor (NYSE: ECOM) is a leading provider of cloud-based e-commerce solutions that enable online retailers and manufacturers to integrate, manage and optimize their merchandise sales across hundreds of online channels including Amazon, Google, eBay, Facebook and more. Through automation, analytics and optimization, ChannelAdvisor customers can leverage a single inventory feed to more efficiently list and advertise products online, and connect with shoppers to increase sales. Billions of dollars in merchandise value are driven through ChannelAdvisor’s platform every year, and thousands of customers use ChannelAdvisor’s solutions to help grow their businesses. For more information, visit www.channeladvisor.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and expectations regarding our growth and that of the e-commerce industry. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections, as well as the current beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond ChannelAdvisor’s control. ChannelAdvisor’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in ChannelAdvisor’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://ir.channeladvisor.com. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our reliance for a significant portion of our revenue on sales by our

Exhibit 99.1

customers on the Amazon and eBay marketplaces and through advertisements on Google; our ability to respond to rapid changes in channel technologies or requirements; our ability to compete successfully against current and future competitors, which could include the channels themselves; our reliance in part on a pricing model under which a portion of the subscription fees we receive from customers is variable, based upon the amount of transaction volume that those customers process through our platform; our reliance on non-redundant data centers and cloud computing providers to deliver our SaaS solutions; the potential that the e-commerce market does not grow, or grows more slowly than we expect, particularly on the channels that our solutions support; challenges and risks associated with our increasing international operations; and security or privacy breaches. The forward-looking statements included in this press release represent ChannelAdvisor’s views as of the date of this press release. ChannelAdvisor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should not be relied upon as representing ChannelAdvisor’s views as of any date subsequent to the date of this press release.
###
Media Contact:
Sarah O'Dea
ChannelAdvisor Corporation
sarah.odea@channeladvisor.com
919-228-4784
Investor Contact:
Garo Toomajanian
ICR, LLC
ir@channeladvisor.com
919-228-2003

The following financial information is preliminary and subject to change pending the company's filing of its Form 10-K.

ChannelAdvisor Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2014	2013
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$68,366	$104,406
Accounts receivable, net of allowance of $673 and $561 as of December 31, 2014 and 2013, respectively	14,619	13,951
Prepaid expenses and other current assets	4,940	3,571
Total current assets	87,925	121,928
Property and equipment, net	12,603	9,088
Goodwill	21,518	16,106
Intangible assets, net	4,083	670
Restricted cash	633	685
Other assets	285	309
Total assets	$127,047	$148,786
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$564	$4,237
Accrued expenses	7,292	7,492
Deferred revenue	16,840	14,093
Other current liabilities	2,563	1,723
Total current liabilities	27,259	27,545
Long-term capital leases, net of current portion	2,014	1,558
Other long-term liabilities	4,126	1,903
Total liabilities	33,399	31,006
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2014 and 2013, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 24,915,510 and 23,643,872 shares issued and outstanding as of December 31, 2014 and 2013, respectively	25	24
Additional paid-in capital	228,370	218,330
Accumulated other comprehensive loss	(130)	(471)
Accumulated deficit	(134,617)	(100,103)
Total stockholders’ equity	93,648	117,780
Total liabilities and stockholders’ equity	$127,047	$148,786

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)
Revenue	$23,827	$20,486	$84,901	$68,004
Cost of revenue (1)	6,051	5,117	24,220	18,088
Gross profit	17,776	15,369	60,681	49,916
Operating expenses (1):
Sales and marketing	13,698	11,060	55,829	37,458
Research and development	4,013	3,787	16,585	12,669
General and administrative	6,425	5,513	22,275	14,154
Total operating expenses	24,136	20,360	94,689	64,281
Loss from operations	(6,360)	(4,991)	(34,008)	(14,365)
Other (expense) income:
Loss on extinguishment of debt	—	(3,112)	—	(3,112)
Interest expense, net	(52)	(354)	(209)	(2,960)
Other income, net	(170)	(5)	(256)	12
Total other (expense) income	(222)	(3,471)	(465)	(6,060)
Loss before income taxes	(6,582)	(8,462)	(34,473)	(20,425)
Income tax expense (benefit)	(46)	147	41	203
Net loss	$(6,536)	$(8,609)	$(34,514)	$(20,628)
Net loss per share:
Basic and diluted	$(0.26)	$(0.38)	$(1.40)	$(1.51)
Weighted average common shares outstanding:
Basic and diluted	24,891,086	22,724,943	24,619,714	13,695,804

(1) Includes stock-based compensation as follows:
Cost of revenue	$160	$45	$533	$204
Sales and marketing	1,078	168	2,911	607
Research and development	280	84	864	348
General and administrative	1,162	369	3,673	940
	$2,680	$666	$7,981	$2,099

ChannelAdvisor Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2014	2013
	(unaudited)
Cash flows from operating activities
Net loss	$(34,514)	$(20,628)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	6,264	3,722
Loss on extinguishment of debt	—	3,112
Bad debt expense	1,315	527
Change in fair value of preferred stock warrants	—	1,052
Accretion of debt discount	—	547
Non-cash stock-based compensation expense	7,981	2,099
Other items, net	142	5
Changes in assets and liabilities, net of effects from acquisition:
Accounts receivable	(1,407)	(4,917)
Prepaid expenses and other assets	(1,106)	(1,026)
Restricted cash	52	(1)
Accounts payable and accrued expenses	(2,709)	5,723
Deferred revenue	2,447	4,471
Net cash and cash equivalents used in operating activities	(21,535)	(5,314)

Cash flows from investing activities
Purchases of property and equipment	(5,971)	(3,711)
Payment of internal-use software development costs	(846)	(1,507)
Acquisition, net of cash acquired	(8,034)	—
Net cash and cash equivalents used in investing activities	(14,851)	(5,218)

Cash flows from financing activities
Proceeds from issuance of common stock, net of underwriting discounts and commissions	—	118,463
Repayment of debt and capital leases	(1,699)	(14,230)
Payment of debt extinguishment costs	—	(1,200)
Payment of deferred offering costs	—	(2,909)
Proceeds from exercise of common stock warrants	—	1,592
Proceeds from exercise of stock options	2,060	2,448
Net cash and cash equivalents provided by financing activities	361	104,164

Effect of currency exchange rate changes on cash	(15)	(91)
Net (decrease) increase in cash and cash equivalents	(36,040)	93,541

Cash and cash equivalents, beginning of year	104,406	10,865
Cash and cash equivalents, end of year	$68,366	$104,406

Reconciliation of Core Revenue (Non-GAAP) to Revenue (GAAP)
(unaudited; in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Core revenue	$23,547	$20,073	$83,648	$66,215
Non-core revenue	280	413	1,253	1,789
Total revenue	$23,827	$20,486	$84,901	$68,004

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
(unaudited; in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net loss (GAAP)	$(6,536)	$(8,609)	$(34,514)	$(20,628)
Plus: stock-based compensation	2,680	666	7,981	2,099
Plus: acquisition-related costs	487	—	487	—
Plus: loss on extinguishment of debt	—	3,112	—	3,112
Net loss (Non-GAAP)	$(3,369)	$(4,831)	$(26,046)	$(15,417)

Weighted average common shares outstanding, basic and diluted	24,891,086	22,724,943	24,619,714	13,695,804
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	—	—	5,465,265
Shares used in computing non-GAAP net loss per share, basic and diluted	24,891,086	22,724,943	24,619,714	19,161,069
Net loss per share, basic and diluted (Non-GAAP)	$(0.14)	$(0.21)	$(1.06)	$(0.80)

Reconciliation of Net Loss to Adjusted EBITDA
(unaudited; in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net loss	$(6,536)	$(8,609)	$(34,514)	$(20,628)
Adjustments:
Interest expense, net	52	354	209	2,960
Income tax expense (benefit)	(46)	147	41	203
Depreciation and amortization expense	1,871	1,103	6,264	3,722
Total adjustments	1,877	1,604	6,514	6,885
EBITDA	(4,659)	(7,005)	(28,000)	(13,743)
Stock-based compensation expense	2,680	666	7,981	2,099
Acquisition-related costs	487	—	487	—
Loss on extinguishment of debt	—	3,112	—	3,112
Adjusted EBITDA	$(1,492)	$(3,227)	$(19,532)	$(8,532)